EXHIBIT 32.1

        The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: SPX Corporation

Ladies and Gentlemen:

        In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

            (i)  this Annual Report on Form 10-K, for the year ended December 31, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

            (ii)  the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of SPX Corporation.

Dated as of this 16th day of March 2006.

/s/ CHRISTOPHER J. KEARNEY Christopher J. Kearney President and Chief Executive Officer	/s/ PATRICK J. O'LEARY Patrick J. O'Leary Executive Vice President, Treasurer and Chief Financial Officer